UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19404 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746 Telephone No.: (516) 417-8454 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Solar Thin Films, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008, on August 12, 2008 the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Zoltan Kiss (“Z. Kiss”), Gregory Joseph Kiss (“G. Kiss”), Maria Gabriella Kiss (“M. Kiss”), and Steven H. Gifis (“Gifis”).  Under the terms of the Purchase Agreement, the Company agreed to arrange for the sale, and each of Z. Kiss, G. Kiss and M. Kiss (the “Selling Stockholders”) have agreed to sell, an aggregate of 18.0 million shares of common stock of the Company owned by the Selling Stockholders.  The purchase price for the 18.0 million shares is $0.4139 per share, or a total of $7,450,200 for all of the shares.

In addition to the Purchase Agreement, on August 12, 2008 each of Z. Kiss, Renewable Energy Solutions, Inc. (“RESI”), the Company, the Company’s subsidiary Kraft Electronikai Zrt (“Kraft”), and Amelio Solar Inc. (“Amelio”) entered into a settlement agreement (the “Settlement Agreement”) under which the parties agreed to terminate all prior agreements and exchange mutual general releases.  The consummation of the Settlement Agreement is subject to consummation of the transactions under the above Purchase Agreement.  Z. Kiss and RESI have agreed to transfer to Amelio (an entity controlled by unaffiliated third parties) substantially all of the technology and intellectual property owned by Z. Kiss and RESI relating to solar panel technology, including thin film amorphous silicon and copper indium gallium diselenide technology.

The Company intends to finance the purchase price for the 18.0 million shares being sold by the Selling Stockholders by arranging for a sale of the shares, either through a registered public offering for the account of the Selling Stockholders, or a private purchase.

The closing of the transactions under the Purchase Agreement, the Settlement Agreement and the Strategic Alliance and Cross License Agreement will all occur simultaneously and were scheduled to take place on or about November 30, 2008, subject to extension to January 31, 2009, by mutual agreement of the Company and Gifis (the “Outside Closing Date”); provided, that if Gifis shall receive reasonable assurances from the investment banking firm underwriting securities on behalf of the Company and the Selling Stockholders that the financing to pay the purchase price for the shares being sold, will, in their judgment, be consummated, Gifis shall extend the closing date to January 31, 2009.

On December 22, 2008, the Company and Kraft entered into an Amendment to the Master Settlement Agreement and Stock Purchase Agreement (the “Amendment”) with Amelio, RESI and the Selling Stockholders under which, among other things, the Outside Closing Date as defined in the Settlement Agreement was revised to May 31, 2009.  In addition, the definition of “RESI Debt” owed to the Company as defined in the Settlement Agreement was revised to the net amount of indebtedness, net of fees payable under the existing agreements to the closing date, and not to exceed $831,863 owed by RESI to the Company or its affiliates as of the closing date; provided, that if the Transferred CG Solar Equity (as defined below) is not delivered to the Company by December 31, 2008, the RESI Debt shall be an amount not to exceed $1,331,863.  Moreover, “RESI Debt Settlement Payment and Deliverables” as set forth in the Settlement Agreement was amended to state that the RESI Debt shall be paid to the Company as follows:

•           on or before December 31, 2008, Z. Kiss shall cause RESI to transfer to the Company an aggregate of shares of CG Solar, formerly know as Weihai Blue Star Terra Photovoltaic Company (“CG Solar”), representing 5% of the issued and outstanding capital shares of CG Solar, and having an agreed upon value of $500,000 (the “Transferred CG Solar Equity”);

•           the $831,863 balance of the RESI Debt (the “RESI Debt Balance”) shall be paid on or following the closing date as follows:

 •            to the extent not previously paid in full, out of the net proceeds received by him from the public or private sale of all or a portion of his 10,000,000 subject shares under the Purchase Agreement, Z. Kiss shall pay to the Company a total of up to $434,315 of the RESI Debt Balance, such amount to be appropriately pro-rated based upon $0.0434315 to be paid for each such 10,000,000 subject shares sold; and

 •            unless a portion of the RESI Debt Balance has been paid by Z. Kiss in accordance with the above, the entire RESI Debt Balance(or any unpaid portion thereof) will be paid to the Company by Amelio on the earlier to occur of (i) receipt of net proceeds of a financing by Amelio (the “Amelio Financing”) of not less than $10,000,000, or (ii) receipt of payment by RESI or Amelio from CG Solar, the customer from whom the a-Si equipment giving rise to the RESI Debt was shipped.  To the extent that the RESI Debt Balance is paid in whole or in part by Z. Kiss, then Amelio shall issue to Z. Kiss a promissory note due and payable to the earlier to occur of the consummation of the Amelio Financing or one year from the closing date.

•           Amelio agreed to guaranty payment of the RESI Debt Balance to the Company.

The Settlement Agreement was further amended to state that Robert M. Rubin and The Rubin Irrevocable Stock Trust (the “Trust”) agree that all indebtedness owed to Mr. Rubin and the Trust by Nanergy Solar, Inc. (“Nanergy”), an affiliate of Z. Kiss, will be deemed fully paid and satisfied, and Mr. Rubin and the Trust agree to relinquish all capital stock or stock certificates in Nanergy.  To the extent that Mr. Rubin and/or the Trust received notes or stock certificates of Nanergy, the same will be returned to Nanergy on or before December 31, 2008.

Under the Amendment, the Purchase Agreement was revised to state that in the event that any time prior to the Outside Closing Date, any of the Selling Stockholders receive a bona fide written offer (the “Offer”) from any financially credible individual or institutional purchaser(s) to purchase as a principal in a private transaction, all or any portion of the subject shares, then the Selling Stockholders shall give written notice to the Company (the “Notice”).  The Company shall have the right, within 30 days from receipt of the Notice, to purchase that number of subject shares proposed to be purchases in the Offer at the same price per share and payment terms as set forth in the Offer.

There can be no assurance that the Company will be able to obtain the requisite financing to consummate the transactions contemplated by the above agreements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1
Amendment to Master Settlement Agreement by and among Solar Thin Films, Inc., Kraft Elektronikai Zrt, Zoltan Kiss, Amelio Solar, Inc. and Renewable Energy Solutions, Inc. and Amendment to Stock Purchase Agreement by and among Solar Thin Films, Inc., Zoltan Kiss, Gregory Joseph Kiss and Maria Gabriella Kiss dated as of December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: December 24, 2008	By:	/s/ Robert M. Rubin
Robert M. Rubin
Chairman and Chief Financial Officer